Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2012

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2012

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin and Selected Income Statement Information	5
Loans, Loans Held for Sale, and Net Unfunded Commitments	6
Allowances for Credit Losses	7
Purchase Accounting, Accretion & Valuation for Purchased Impaired Loans	8
Nonperforming Assets and Troubled Debt Restructurings	9-10
Accruing Loans Past Due	11

Business Segment Results:

Descriptions	12
Income and Revenue	13
Period End Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Non-Strategic Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 18, 2012. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

QUARTERLY COMMON STOCK DIVIDEND INCREASE

In April 2012, the PNC Board of Directors declared a quarterly cash dividend on the common stock of 40 cents per share, an increase of 5 cents per share, or 14 percent, from the prior quarterly dividend of 35 cents per share. The increased dividend is payable to shareholders of record at the close of business April 17, 2012 and the payment date is May 5, 2012.

ACQUISITION OF RBC BANK (USA)

On March 2, 2012, PNC acquired RBC Bank (USA), the US retail banking subsidiary of Royal Bank of Canada, with more than 400 branches in North Carolina, Florida, Alabama, Georgia, Virginia, and South Carolina. As part of the acquisition, PNC also purchased a credit card portfolio from RBC Bank (Georgia), National Association. PNC paid $3.6 billion in cash as consideration for the acquisition. The transaction added approximately $18 billion of deposits and $15 billion of loans to PNC’s Consolidated Balance Sheet.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Interest Income
Loans	$1,951	$1,902	$1,904	$1,905	$1,884
Investment securities	526	523	511	549	578
Other	120	109	115	93	121

Total interest income	2,597	2,534	2,530	2,547	2,583

Interest Expense
Deposits	103	139	167	180	182
Borrowed funds	203	196	188	217	225

Total interest expense	306	335	355	397	407

Net interest income	2,291	2,199	2,175	2,150	2,176

Noninterest Income
Asset management	284	250	287	288	263
Consumer services	264	269	330	333	311
Corporate services	232	266	187	228	217
Residential mortgage	230	157	198	163	195
Service charges on deposits	127	140	140	131	123
Net gains on sales of securities	57	62	68	82	37
Net other-than-temporary impairments	(38)	(44)	(35)	(39)	(34)
Other	285	250	194	266	343

Total noninterest income	1,441	1,350	1,369	1,452	1,455

Total revenue	3,732	3,549	3,544	3,602	3,631
Provision For Credit Losses	185	190	261	280	421
Noninterest Expense
Personnel	1,111	1,052	949	976	989
Occupancy	190	198	171	176	193
Equipment	175	177	159	158	167
Marketing	68	74	72	63	40
Other (a) (b)	911	1,218	789	803	681

Total noninterest expense	2,455	2,719	2,140	2,176	2,070

Income before income taxes and noncontrolling interests	1,092	640	1,143	1,146	1,140
Income taxes	281	147	309	234	308

Net income	811	493	834	912	832

Less: Net income (loss) attributable to noncontrolling interests	6	17	4	(1)	(5)
Preferred stock dividends and discount accretion	39	25	4	25	4

Net income attributable to common shareholders	$766	$451	$826	$888	$833

Earnings Per Common Share
Basic	$1.45	$.86	$1.57	$1.69	$1.59
Diluted	$1.44	$.85	$1.55	$1.67	$1.57

Average Common Shares Outstanding
Basic	526	524	524	524	524
Diluted	529	526	526	527	526

Efficiency	66%	77%	60%	60%	57%
Noninterest income to total revenue	39%	38%	39%	40%	40%
Effective tax rate (c)	25.7%	23.0%	27.0%	20.4%	27.0%

The after-tax amounts below were calculated using a marginal federal income tax rate of 35% and include applicable income tax adjustments.

(a)	Other noninterest expense for the three months ended December 31, 2011 included a $198 million noncash charge ($129 million after taxes) for the unamortized discount related to the redemption of $750 million of trust preferred securities. The impact on diluted earnings per share was $.24 for the three months ended December 31, 2011.
(b)	Includes $240 million ($156 million after taxes) for the three months ended December 31, 2011 for residential mortgage foreclosure-related expenses, primarily as a result of ongoing governmental matters. The impact on diluted earnings per share was $.30 for the three months ended December 31, 2011.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the second quarter of 2011 was primarily attributable to a $54 million benefit related to the reversal of deferred tax liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Assets
Cash and due from banks (a)	$4,162	$4,105	$3,982	$3,865	$3,389
Federal funds sold and resale agreements (b)	1,371	2,205	1,806	2,357	2,240
Trading securities	2,639	2,513	2,960	2,075	2,254
Interest-earning deposits with banks (a)	2,084	1,169	2,773	4,508	1,359
Loans held for sale (b)	2,456	2,936	2,491	2,679	2,980
Investment securities (a)	64,554	60,634	62,105	59,414	60,992
Loans (a) (b)	176,214	159,014	154,543	150,319	149,387
Allowance for loan and lease losses (a)	(4,196)	(4,347)	(4,507)	(4,627)	(4,759)

Net loans	172,018	154,667	150,036	145,692	144,628
Goodwill	9,169	8,285	8,207	8,182	8,146
Other intangible assets	2,019	1,859	1,949	2,412	2,618
Equity investments (a) (c)	10,352	10,134	9,915	9,776	9,595
Other (a) (b)	25,059	22,698	23,246	22,157	21,177

Total assets	$295,883	$271,205	$269,470	$263,117	$259,378

Liabilities
Deposits
Noninterest-bearing	$62,463	$59,048	$55,180	$52,683	$48,707
Interest-bearing	143,664	128,918	132,552	129,208	133,283

Total deposits	206,127	187,966	187,732	181,891	181,990
Borrowed funds
Federal funds purchased and repurchase agreements	4,832	2,984	3,105	3,812	4,079
Federal Home Loan Bank borrowings	8,957	6,967	5,015	5,022	5,020
Bank notes and senior debt	12,065	11,793	11,990	10,526	11,324
Subordinated debt	8,221	8,321	9,564	9,358	9,310
Other (a)	8,464	6,639	5,428	6,458	5,263

Total borrowed funds	42,539	36,704	35,102	35,176	34,996
Allowance for unfunded loan commitments and letters of credit	243	240	217	202	204
Accrued expenses (a)	3,607	4,175	3,587	3,502	3,078
Other (a)	5,131	4,874	5,590	7,473	5,393

Total liabilities	257,647	233,959	232,228	228,244	225,661

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 537, 537, 536, 536, and 536 shares	2,685	2,683	2,682	2,682	2,682
Capital surplus - preferred stock	1,638	1,637	1,636	648	647
Capital surplus - common stock and other	12,074	12,072	12,054	12,025	12,056
Retained earnings	18,834	18,253	17,985	17,344	16,640
Accumulated other comprehensive income (loss)	281	(105)	397	69	(309)
Common stock held in treasury at cost: 9, 10, 10, 10, and 10 shares	(467)	(487)	(535)	(533)	(584)

Total shareholders’ equity	35,045	34,053	34,219	32,235	31,132
Noncontrolling interests	3,191	3,193	3,023	2,638	2,585

Total equity	38,236	37,246	37,242	34,873	33,717

Total liabilities and equity	$295,883	$271,205	$269,470	$263,117	$259,378

Capital Ratios
Tier 1 common (e)	9.3%	10.3%	10.5%	10.5%	10.3%
Tier 1 risk-based (e)	11.4	12.6	13.1	12.8	12.6
Total risk-based (e)	14.4	15.8	16.5	16.2	16.2
Leverage (e)	10.5	11.1	11.4	11.0	10.6
Common shareholders’ equity to assets	11.3	12.0	12.1	12.0	11.8

(a)	Amounts include consolidated variable interest entities. Our 2011 Form 10-K as amended by amendment no. 1 thereto included, and first quarter 2012 Form 10-Q will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our 2011 Form 10-K as amended by amendment no. 1 thereto included, and first quarter 2012 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of March 31, 2012 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$27,031	$25,691	$22,822	$25,993	$29,134
Non-agency	6,577	6,859	7,135	7,618	8,057
Commercial mortgage-backed	3,774	3,640	3,623	3,278	3,298
Asset-backed	4,329	3,832	3,817	3,185	2,757
US Treasury and government agencies	3,123	3,376	3,699	4,505	5,682
State and municipal	1,770	1,767	1,929	2,234	2,081
Other debt	2,996	2,731	3,113	3,578	3,994
Corporate stocks and other	347	446	449	376	443

Total securities available for sale	49,947	48,342	46,587	50,767	55,446
Securities held to maturity
Residential mortgage-backed	4,576	4,658	3,840	1,130
Commercial mortgage-backed	4,635	4,794	4,520	4,215	4,239
Asset-backed	1,170	1,353	1,863	2,276	2,463
State and municipal	671	670	389	8	8
Other	584	584	489	150	1

Total securities held to maturity	11,636	12,059	11,101	7,779	6,711

Total investment securities	61,583	60,401	57,688	58,546	62,157
Loans
Commercial	69,286	63,483	59,951	57,932	56,300
Commercial real estate	16,818	16,413	16,347	16,779	17,545
Equipment lease financing	6,377	6,233	6,150	6,189	6,307
Consumer	57,148	55,556	54,632	54,014	54,460
Residential real estate	14,927	14,474	14,717	15,001	15,518

Total loans	164,556	156,159	151,797	149,915	150,130
Loans held for sale	2,910	2,673	2,497	2,719	3,193
Federal funds sold and resale agreements	1,821	2,035	2,030	2,321	2,813
Other	6,864	7,138	10,060	7,241	5,802

Total interest-earning assets	237,734	228,406	224,072	220,742	224,095
Noninterest-earning assets:
Allowance for loan and lease losses	(4,314)	(4,472)	(4,592)	(4,728)	(4,835)
Cash and due from banks	3,777	3,883	3,544	3,433	3,393
Other	44,345	42,905	43,827	41,659	39,901

Total assets	$281,542	$270,722	$266,851	$261,106	$262,554

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended
In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$61,162	$58,897	$59,009	$58,594	$58,556
Demand	31,599	29,338	27,654	26,912	26,313
Savings	9,183	8,545	8,305	8,222	7,656
Retail certificates of deposit	29,011	30,888	33,607	35,098	36,509
Time deposits in foreign offices and other time	3,238	2,869	2,191	2,250	3,967

Total interest-bearing deposits	134,193	130,537	130,766	131,076	133,001
Borrowed funds
Federal funds purchased and repurchase agreements	4,551	3,714	3,685	4,138	6,376
Federal Home Loan Bank borrowings	8,967	6,090	5,015	5,021	5,088
Bank notes and senior debt	11,138	11,463	10,480	11,132	11,745
Subordinated debt	7,719	8,463	8,982	8,981	9,353
Other	7,837	5,935	5,736	5,713	5,847

Total borrowed funds	40,212	35,665	33,898	34,985	38,409

Total interest-bearing liabilities	174,405	166,202	164,664	166,061	171,410
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	57,900	55,946	53,300	49,720	47,755
Allowance for unfunded loan commitments and letters of credit	240	217	202	204	188
Accrued expenses and other liabilities	11,186	11,132	12,478	10,747	9,771
Equity	37,811	37,225	36,207	34,374	33,430

Total liabilities and equity	$281,542	$270,722	$266,851	$261,106	$262,554

(a) Calculated using average daily balances. Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$134,193	$130,537	$130,766	$131,076	$133,001
Noninterest-bearing deposits	57,900	55,946	53,300	49,720	47,755

Total deposits	$192,093	$186,483	$184,066	$180,796	$180,756

Transaction deposits	$150,661	$144,181	$139,963	$135,226	$132,624

Common shareholders’ equity	$32,981	$32,552	$32,124	$31,101	$30,193

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Average yields/rates
Yield on interest-earning assets
Loans
Commercial	4.51%	4.66%	4.86%	4.88%	5.04%
Commercial real estate	5.19	5.33	5.25	5.51	4.63
Equipment lease financing	4.74	4.84	5.11	4.86	5.00
Consumer	4.78	4.81	4.82	4.94	4.99
Residential real estate	5.59	5.35	5.90	6.22	6.15
Total loans	4.78	4.85	5.00	5.11	5.09

Investment securities	3.47	3.51	3.59	3.80	3.76
Other	4.17	3.68	3.14	3.04	4.16
Total yield on interest-earning assets	4.41	4.44	4.52	4.64	4.67

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.23	.25	.31	.34	.35
Demand	.04	.05	.08	.10	.10
Savings	.10	.16	.19	.19	.19
Retail certificates of deposit	.80	1.16	1.26	1.32	1.28
Time deposits in foreign offices and other time	.49	.53	.72	.75	.54
Total interest-bearing deposits	.31	.42	.51	.55	.55

Borrowed funds	2.01	2.17	2.20	2.46	2.35
Total rate on interest-bearing liabilities	.70	.80	.86	.95	.95

Interest rate spread	3.71	3.64	3.66	3.69	3.72
Impact of noninterest-bearing sources	.19	.22	.23	.24	.22

Net interest margin	3.90%	3.86%	3.89%	3.93%	3.94%

(a)    Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011, and March 31, 2011, were $31 million, $28 million, $27 million, $25 million, and $24 million, respectively.

Total and Core Net Interest Income (Unaudited)

	Three months ended
In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Total net interest income	$2,291	$2,199	$2,175	$2,150	$2,176
Purchase accounting accretion (a)	263	256	292	290	281

Core net interest income (a)	$2,028	$1,943	$1,883	$1,860	$1,895

(a)    We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended
In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Noninterest Expense
Noncash charge for the unamortized discount related to redemption of trust preferred securities		$198
Expenses for residential mortgage foreclosure-related matters	$38	$240	$63	$16	$5
Integration costs	$145	$28	$8	$5	$1
Income Taxes
Benefit related to reversal of deferred tax liabilities (a)				$54

(a)	Represents tax benefit recognized within Income taxes on our Consolidated Income Statement.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Loans (Unaudited)

In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Commercial
Retail/wholesale trade	$12,983	$11,539	$11,287	$10,952	$10,665
Manufacturing	12,684	11,453	10,980	10,426	9,805
Service providers	11,215	9,717	9,326	8,984	8,690
Real estate related (a)	10,091	8,488	8,073	7,515	7,533
Financial services	8,273	6,646	5,676	5,206	5,034
Health care	5,695	5,068	4,668	4,115	3,839
Other industries	14,574	12,783	12,240	11,422	11,036

Total commercial	75,515	65,694	62,250	58,620	56,602

Commercial real estate
Real estate projects	12,589	10,640	10,936	11,086	11,581
Commercial mortgage	5,945	5,564	5,477	5,233	5,552

Total commercial real estate	18,534	16,204	16,413	16,319	17,133

Equipment lease financing	6,594	6,416	6,186	6,210	6,215

Total commercial lending	100,643	88,314	84,849	81,149	79,950

Consumer
Home equity
Lines of credit	24,668	22,491	22,677	22,838	23,001
Installment	11,076	10,598	10,486	10,541	10,655
Credit card	4,089	3,976	3,785	3,754	3,707
Other consumer
Education	9,246	9,582	9,154	8,816	9,041
Automobile	5,794	5,181	4,447	3,705	3,156
Other	4,486	4,403	4,490	4,534	4,544

Total consumer	59,359	56,231	55,039	54,188	54,104

Residential real estate
Residential mortgage	15,287	13,885	14,022	14,302	14,602
Residential construction	925	584	633	680	731

Total residential real estate	16,212	14,469	14,655	14,982	15,333

Total consumer lending	75,571	70,700	69,694	69,170	69,437

Total loans (b)	$176,214	$159,014	$154,543	$150,319	$149,387

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$8,421	$6,667	$6,927	$7,256	$7,522

Details of Loans Held for Sale (Unaudited)

In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Commercial mortgage	$1,014	$1,294	$1,081	$1,226	$1,047
Residential mortgage	1,387	1,522	1,353	1,351	1,840
Other	55	120	57	102	93

Total	$2,456	$2,936	$2,491	$2,679	$2,980

Net Unfunded Commitments (Unaudited)

In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Net unfunded commitments	$112,454	$103,271	$103,236	$99,791	$96,781

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

	March 31	December 31	September 30	June 30	March 31
Three months ended - in millions	2012	2011	2011	2011	2011
Beginning balance	$4,347	$4,507	$4,627	$4,759	$4,887
Charge-offs:
Commercial	(111)	(143)	(193)	(185)	(179)
Commercial real estate	(84)	(90)	(92)	(124)	(158)
Equipment lease financing	(5)	(7)	(3)	(11)	(14)
Home equity	(131)	(109)	(123)	(112)	(140)
Residential real estate	(30)	(32)	(20)	(43)	(58)
Credit card	(55)	(50)	(51)	(60)	(74)
Other consumer	(51)	(51)	(42)	(49)	(51)

Total charge-offs	(467)	(482)	(524)	(584)	(674)
Recoveries:
Commercial	72	76	78	98	80
Commercial real estate	23	40	25	26	14
Equipment lease financing	9	13	13	15	9
Home equity	13	11	16	11	10
Residential real estate	(1)	1	8	1	1
Credit card	5	5	6	6	6
Other consumer	13	9	13	13	21

Total recoveries	134	155	159	170	141
Net (charge-offs) recoveries:
Commercial	(39)	(67)	(115)	(87)	(99)
Commercial real estate	(61)	(50)	(67)	(98)	(144)
Equipment lease financing	4	6	10	4	(5)
Home equity	(118)	(98)	(107)	(101)	(130)
Residential real estate	(31)	(31)	(12)	(42)	(57)
Credit card	(50)	(45)	(45)	(54)	(68)
Other consumer	(38)	(42)	(29)	(36)	(30)

Total net charge-offs	(333)	(327)	(365)	(414)	(533)
Provision for credit losses	185	190	261	280	421
Other			(1)
Net change in allowance for unfunded loan commitments and letters of credit	(3)	(23)	(15)	2	(16)

Ending balance	$4,196	$4,347	$4,507	$4,627	$4,759

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.81%	.83%	.95%	1.11%	1.44%
Allowance for loan and lease losses to total loans	2.38	2.73	2.92	3.08	3.19

Commercial lending net charge-offs	$(96)	$(111)	$(172)	$(181)	$(248)
Consumer lending net charge-offs	(237)	(216)	(193)	(233)	(285)

Total net charge-offs	$(333)	$(327)	$(365)	$(414)	$(533)

Net charge-offs to average loans
Commercial lending	.42%	.51%	.83%	.90%	1.25%
Consumer lending	1.32	1.22	1.10	1.35	1.65

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

	March 31	December 31	September 30	June 30	March 31
Three months ended - in millions	2012	2011	2011	2011	2011
Beginning balance	$240	$217	$202	$204	$188
Net change in allowance for unfunded loan commitments and letters of credit	3	23	15	(2)	16

Ending balance	$243	$240	$217	$202	$204

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Purchase Accounting, Accretion and Valuation for Purchased Impaired Loans (Unaudited)

RBC Acquired Loan Portfolio on March 2, 2012

	Purchased Impaired			Other Purchased Loans (a)
In millions	Fair Value	Outstanding Balance	Net Investment	Fair Value	Outstanding Balance (b)	Net Investment
Commercial	$446	$746	60%	$6,002	$6,328	95%
Commercial Real Estate	481	836	58	2,067	2,310	89
Equipment Lease Financing				86	92	93
Consumer	151	215	70	3,203	3,731	86
Residential Real Estate	896	1,214	74	1,168	1,202	97

Total	$1,974	$3,011	66%	$12,526	$13,663	92%

(a)	Other purchased loans includes revolving loans that are excluded from the purchased impaired loans.
(b)	The difference between total outstanding balance and total fair value will be accreted into net interest income on a constant effective yield over the life of the loans unless future credit events cause the loans to be placed on nonaccrual.

Accretion - Purchased Impaired Loans

	Three months ended
In millions	March 31 2012 (a)	December 31 2011 (b)	March 31 2011 (b)
Impaired loans
Scheduled accretion	$158	$154	$160
Reversal of contractual interest on impaired loans	(97)	(102)	(106)

Scheduled accretion net of contractual interest	61	52	54
Excess cash recoveries	40	61	81

Total impaired loans	$101	$113	$135

(a)	Represents National City and RBC acquisitions.
(b)	Represents National City acquisition.

Accretable Net Interest - Purchased Impaired Loans

In billions
January 1, 2012	$2.1
Addition due to RBC acquisition on March 2, 2012	.6
Accretion	(.2)
Excess cash recoveries
Net reclassifications to accretable from non-accretable and other activity

March 31, 2012 (a)	$2.5

In billions
January 1, 2011	$2.2

Accretion	(.2)
Excess cash recoveries	(.1)
Net reclassifications to accretable from non-accretable and other activity	.3

March 31, 2011	$2.2

(a)	As of March 31, 2012, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.5 billion in future periods, of which $250 million was associated with loans purchased in the RBC acquisition. This will offset the total net accretable in future interest income of $2.5 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	March 31, 2012 (a)		December 31, 2011 (b)
Dollars in billions	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$2.4		$1.0
Purchased impaired mark	(.7)		(.1)

Recorded investment	1.7		.9
Allowance for loan losses	(.2)		(.2)

Net investment	1.5	63%	.7	70%

Consumer and residential mortgage loans:
Unpaid principal balance	7.7		6.5
Purchased impaired mark	(1.0)		(.7)

Recorded investment	6.7		5.8
Allowance for loan losses	(.8)		(.8)

Net investment	5.9	77%	5.0	77%

Total purchased impaired loans:
Unpaid principal balance	10.1		7.5
Purchased impaired mark	(1.7)		(0.8)

Recorded investment	8.4		6.7
Allowance for loan losses	(1.0)		(1.0)

Net investment	$7.4	73%	$5.7	76%

(a)	Represents National City and RBC acquisitions.
(b)	Represents National City acquisition.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

	March 31	December 31	September 30	June 30	March 31
In millions	2012	2011	2011	2011	2011
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$108	$109	$117	$148	$180
Manufacturing	107	117	149	160	213
Service providers	149	147	198	189	214
Real estate related (b)	232	252	256	261	253
Financial services	20	36	31	18	27
Health care	23	29	39	38	46
Other industries	200	209	204	233	270

Total commercial	839	899	994	1,047	1,203

Commercial real estate
Real estate projects	977	1,051	1,115	1,289	1,468
Commercial mortgage	274	294	310	378	416

Total commercial real estate	1,251	1,345	1,425	1,667	1,884

Equipment lease financing	21	22	30	35	41

Total commercial lending	2,111	2,266	2,449	2,749	3,128

Consumer lending (c)
Home equity (d)	685	529	484	421	464
Residential real estate
Residential mortgage (e)	741	685	676	630	641
Residential construction	44	41	46	36	46
Credit card (f)	12	8	7	8
Other consumer	45	31	30	26	29

Total consumer lending	1,527	1,294	1,243	1,121	1,180

Total nonperforming loans (g)	3,638	3,560	3,692	3,870	4,308

OREO and foreclosed assets
Other real estate owned (OREO) (h)	749	561	553	546	569
Foreclosed and other assets	31	35	53	65	63

Total OREO and foreclosed assets	780	596	606	611	632

Total nonperforming assets	$4,418	$4,156	$4,298	$4,481	$4,940

Nonperforming loans to total loans	2.06%	2.24%	2.39%	2.57%	2.88%
Nonperforming assets to total loans, OREO and foreclosed assets	2.50	2.60	2.77	2.97	3.29
Nonperforming assets to total assets	1.49	1.53	1.59	1.70	1.90
Allowance for loan and lease losses to nonperforming loans (g) (i)	115	122	122	120	110

(a)	See analysis of troubled debt restructurings (TDRs) on page 10.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	In March 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.
(e)	Nonperforming residential mortgage excludes loans of $55 million, $61 million, $68 million, $85 million, and $85 million accounted for under the fair value option as of March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(f)	Effective in the second quarter 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans being placed on nonaccrual status when they become 90 days or more past due. We continue to charge off these loans at 180 days past due.
(g)	Nonperforming loans do not include government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(h)	Other real estate owned excludes $252 million, $280 million, $256 million, $273 million, and $233 million at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011, and March 31, 2011, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(i)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	January 1, 2012- March 31, 2012	October 1, 2011- December 31, 2011	July 1, 2011- September 30, 2011	April 1, 2011- June 30, 2011	January 1, 2011- March 31, 2011
Beginning balance	$4,156	$4,298	$4,481	$4,940	$5,123
New nonperforming assets	1,243	854	925	843	1,003
Charge-offs and valuation adjustments	(236)	(221)	(286)	(323)	(390)
Principal activity, including paydowns and payoffs	(414)	(506)	(471)	(603)	(380)
Asset sales and transfers to loans held for sale	(146)	(152)	(155)	(128)	(178)
Returned to performing status	(185)	(117)	(196)	(248)	(238)

Ending balance	$4,418	$4,156	$4,298	$4,481	$4,940

Largest Individual Nonperforming Assets at March 31, 2012 (a)

In millions
Ranking	Outstandings	Industry
1	$45	Real Estate Rental and Leasing
2	45	Real Estate Rental and Leasing
3	27	Accommodation and Food Services
4	23	Real Estate Rental and Leasing
5	21	Real Estate Rental and Leasing
6	20	Construction
7	20	Construction
8	20	Accommodation and Food Services
9	19	Real Estate Rental and Leasing
10	17	Real Estate Rental and Leasing

Total	$257

As a percent of total nonperforming assets 6%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

	january 31,2012	january 31,2012	january 31,2012	january 31,2012	january 31,2012
	March 31	December 31	September 30	June 30	March 31
In millions	2012	2011	2011	2011	2011
Total commercial lending	$412	$405	$396	$305	$260
Total consumer lending	1,821	1,798	1,751	1,614	1,575

Total TDRs	$2,233	$2,203	$2,147	$1,919	$1,835

Nonperforming	$1,095	$1,141	$1,062	$845	$882
Accruing (a)	865	771	780	752	639
Credit card (b)	273	291	305	322	314

Total TDRs	$2,233	$2,203	$2,147	$1,919	$1,835

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans.
(b)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2012	2011	2011	2011	2011	2012	2011	2011	2011	2011
Commercial	$195	$122	$163	$149	$208	.26%	.19%	.26%	.25%	.37%
Commercial real estate	144	96	84	98	315	.78	.59	.51	.60	1.84
Equipment lease financing	25	22	9	9	72	.38	.34	.15	.14	1.16
Home equity	174	173	177	141	146	.49	.52	.53	.42	.43
Residential real estate
Non government insured	233	180	198	201	205	1.44	1.24	1.35	1.34	1.34
Government insured	122	122	121	123	122	.75	.84	.83	.82	.80
Credit card	34	38	39	39	41	.83	.96	1.03	1.04	1.11
Other consumer
Non government insured	50	58	55	51	60	.26	.30	.30	.30	.36
Government insured	171	207	161	134	123	.88	1.08	.89	.79	.73

Total	$1,148	$1,018	$1,007	$945	$1,292	.65	.64	.65	.63	.86

Accruing Loans Past Due 60 to 89 Days (a)
	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2012	2011	2011	2011	2011	2012	2011	2011	2011	2011
Commercial	$53	$47	$54	$75	$56	.07%	.07%	.09%	.13%	.10%
Commercial real estate	44	35	25	71	65	.24	.22	.15	.44	.38
Equipment lease financing	2	5	4	2	5	.03	.08	.06	.03	.08
Home equity	103	114	101	91	96	.29	.34	.30	.27	.29
Residential real estate
Non government insured	79	72	81	68	91	.22	.50	.55	.45	.59
Government insured	100	104	110	119	131	.62	.72	.75	.80	.85
Credit card	24	25	26	23	25	.59	.63	.69	.61	.67
Other consumer
Non government insured	20	21	22	20	25	.10	.11	.12	.12	.15
Government insured	98	124	121	84	82	.50	.65	.67	.49	.49

Total	$523	$547	$544	$553	$576	.30	.34	.35	.37	.39

Accruing Loans Past Due 90 Days or More (a)
	Amount					Percent of Total Outstandings
	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31
Dollars in millions	2012	2011	2011	2011	2011	2012	2011	2011	2011	2011
Commercial	$28	$49	$34	$42	$49	.04%	.07%	.05%	.08%	.09%
Commercial real estate	5	6	13	12	6	.03	.04	.08	.07	.04
Equipment lease financing	5		2	1		.08		.03	.02
Home equity (b)		221	206	182	165		.67	.62	.55	.49
Residential real estate
Non government insured	153	152	137	145	174	.94	1.05	.93	.97	1.13
Government insured	2,012	2,129	1,998	1,926	1,903	12.41	14.71	13.63	12.85	12.41
Credit card	47	48	45	45	65	1.15	1.21	1.19	1.20	1.75
Other consumer
Non government insured	21	23	23	21	27	.11	.12	.13	.12	.16
Government insured	351	345	310	272	256	1.80	1.80	1.71	1.60	1.53

Total	$2,622	$2,973	$2,768	$2,646	$2,645	1.49	1.87	1.79	1.76	1.77

(a)	Excludes loans held for sale and purchased impaired loans.
(b)	In March 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status. Prior policy required that these loans be past due 180 days before being placed on nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Alabama, Delaware, Georgia, Virginia, Missouri, Wisconsin, and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial and retirement planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Non-Strategic Assets Portfolio (formerly, Distressed Assets Portfolio) includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. We obtained the majority of these non-strategic assets through acquisitions of other companies, and most of these assets fall outside of our core business strategy.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. At March 31, 2012, our economic interest in BlackRock was 21%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Income (Loss)
Retail Banking	$50	$(28)	$33	$44	$(18)
Corporate & Institutional Banking	470	576	419	448	432
Asset Management Group	28	17	33	48	43
Residential Mortgage Banking	61	(61)	22	55	71
Non-Strategic Assets Portfolio	71	(2)	93	84	25
Other, including BlackRock (b) (c) (d) (e)	131	(9)	234	233	279

Net income (f)	$811	$493	$834	$912	$832

Revenue
Retail Banking	$1,285	$1,241	$1,283	$1,271	$1,247
Corporate & Institutional Banking	1,226	1,271	1,120	1,180	1,098
Asset Management Group	231	222	217	226	222
Residential Mortgage Banking	292	219	252	219	258
Non-Strategic Assets Portfolio	198	207	238	270	245
Other, including BlackRock (b) (c)	500	389	434	436	561

Total revenue	$3,732	$3,549	$3,544	$3,602	$3,631

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our first quarter 2012 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, alternative investments, including private equity, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments, and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.
(d)	Amounts for the three months ended December 31, 2011 include a $198 million noncash charge ($129 million after taxes) for the unamortized discount related to redemption of $750 million of trust preferred securities.
(e)	Includes expenses of $145 million, $28 million, $8 million, $5 million, and $1 million ($94 million, $18 million, $5 million, $3 million and zero after taxes, respectively) for the three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011 for integration costs.
(f)	Includes expenses of $38 million, $240 million, $63 million, $16 million, and $5 million ($24 million, $156 million, $41 million, $11 million and $4 million after taxes, respectively) for the three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011 for residential mortgage foreclosure-related expenses, primarily as a result of ongoing governmental matters. These amounts have been allocated among the following: Residential Mortgage Banking, Non-Strategic Assets Portfolio, and Other.

	March 31 2012	December 31 2011	September 30 2011	June 30 2011	March 31 2011
Period End Employees (a)
Full-time employees
Retail Banking	23,583	21,056	21,058	21,044	20,932
Corporate & Institutional Banking	4,639	4,364	4,340	3,864	3,761
Asset Management Group	3,158	3,109	3,072	3,053	3,042
Residential Mortgage Banking	4,055	3,718	3,646	3,688	3,682
Non-Strategic Assets Portfolio	229	116	114	121	127
Other
Operations & Technology	9,548	8,933	8,807	8,724	8,644
Staff Services and Other	5,234	4,644	4,639	5,021	4,998

Total Other	14,782	13,577	13,446	13,745	13,642

Total full-time employees	50,446	45,940	45,676	45,515	45,186

Retail Banking part-time employees	5,265	5,083	5,103	5,112	4,981
Other part-time employees	894	868	913	1,216	959

Total part-time employees	6,159	5,951	6,016	6,328	5,940

Total (b)	56,605	51,891	51,692	51,843	51,126

(a)	The period end employee statistics for the businesses reflect staff directly employed by the respective business, and exclude operations, technology and staff services employees that may perform services for the business.
(b)	The increase in the total number of employees is primarily driven by the acquisition of RBC Bank (USA) during the first quarter of 2012.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2012	2011	2011	2011	2011
INCOME STATEMENT
Net interest income	$895	$832	$820	$810	$818
Noninterest income
Service charges on deposits	121	135	133	125	117
Brokerage	45	48	48	52	53
Consumer services	191	195	251	253	228
Other	33	31	31	31	31

Total noninterest income	390	409	463	461	429

Total revenue	1,285	1,241	1,283	1,271	1,247
Provision for credit losses	135	229	206	180	276
Noninterest expense	1,070	1,056	1,025	1,021	1,001

Pretax earnings (loss)	80	(44)	52	70	(30)
Income taxes (benefit)	30	(16)	19	26	(12)

Earnings (loss)	$50	$(28)	$33	$44	$(18)

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,591	$25,776	$25,756	$25,906	$26,064
Indirect auto	4,433	3,872	3,308	2,756	2,400
Indirect other	1,282	1,355	1,432	1,519	1,612
Education	9,440	9,302	9,124	8,881	9,101
Credit cards	3,928	3,805	3,733	3,680	3,731
Other	2,072	1,957	1,874	1,809	1,823

Total consumer	47,746	46,067	45,227	44,551	44,731
Commercial and commercial real estate	10,682	10,369	10,482	10,636	10,786
Floor plan	1,663	1,452	1,304	1,473	1,572
Residential mortgage	1,031	1,092	1,150	1,196	1,287

Total loans	61,122	58,980	58,163	57,856	58,376
Goodwill and other intangible assets	5,888	5,735	5,748	5,750	5,769
Other assets	2,699	2,455	2,247	2,151	2,525

Total assets	$69,709	$67,170	$66,158	$65,757	$66,670

Deposits
Noninterest-bearing demand	$18,764	$18,105	$18,081	$18,443	$18,103
Interest-bearing demand	25,707	23,583	22,381	21,869	20,921
Money market	43,601	41,638	41,191	40,776	40,387

Total transaction deposits	88,072	83,326	81,653	81,088	79,411
Savings	9,077	8,450	8,218	8,140	7,573
Certificates of deposit	28,150	29,998	32,664	34,060	35,365

Total deposits	125,299	121,774	122,535	123,288	122,349
Other liabilities	629	758	786	765	1,147
Capital	8,328	8,152	8,223	8,246	8,048

Total liabilities and equity	$134,256	$130,684	$131,544	$132,299	$131,544

PERFORMANCE RATIOS
Return on average capital	2%	(1)%	2%	2%	(1)%
Return on average assets	.29	(.17)	.20	.27	(.11)
Noninterest income to total revenue	30	33	36	36	34
Efficiency	83	85	80	80	80

(a)	See note (a) on page 13.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15
Retail Banking (Unaudited) (Continued)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2012	2011	2011	2011	2011
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$315	$336	$330	$301	$301
Consumer nonperforming assets	650	513	454	403	409

Total nonperforming assets	$965	$849	$784	$704	$710

Purchased impaired loans (b)	$903	$757	$786	$826	$869

Commercial lending net charge-offs	$28	$48	$39	$65	$67
Credit card lending net charge-offs	50	44	45	54	68
Consumer lending (excluding credit card) net charge-offs	113	103	98	104	122

Total net charge-offs	$191	$195	$182	$223	$257

Commercial lending annualized net charge-off ratio	.91%	1.61%	1.31%	2.15%	2.20%
Credit card lending annualized net charge-off ratio	5.12%	4.59%	4.78%	5.89%	7.39%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.01%	.94%	.91%	.99%	1.17%

Total annualized net charge-off ratio	1.26%	1.31%	1.24%	1.55%	1.79%

Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	37%	39%	38%	37%	36%
Weighted average loan-to-value ratios (LTVs) (d)	81%	72%	72%	73%	73%
Weighted average updated FICO scores (e)	739	743	743	743	731
Annualized net charge-off ratio	1.11%	1.01%	1.02%	1.00%	1.31%
Loans 30 - 59 days past due	.56%	.58%	.58%	.48%	.47%
Loans 60 - 89 days past due	.35%	.38%	.32%	.30%	.31%
Loans 90 days past due (f)	1.24%	1.22%	1.12%	1.02%	.99%

Other statistics:
ATMs	7,220	6,806	6,754	6,734	6,660
Branches (g)	2,900	2,511	2,469	2,459	2,446

Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,278	5,761	5,722	5,627	5,521
Retail online banking active customers	3,823	3,519	3,479	3,354	3,226
Retail online bill payment active customers	1,161	1,105	1,079	1,045	1,029

Brokerage statistics:
Financial consultants (h)	693	686	703	712	700
Full service brokerage offices	38	38	37	37	34
Brokerage account assets (billions)	$37	$34	$33	$35	$35

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV, FICO and delinquency statistics are based upon balances and other data that exclude the impact of accounting for acquired loans.
(d)	Updated LTV is reported for March 31, 2012. For previous quarters, lien positions and LTV are based upon data from loan origination. Original LTV excludes certain acquired portfolio loans where this data is not available.
(e)	Represents FICO scores that are updated monthly for home equity lines and quarterly for the home equity installment loans.
(f)	Includes non-accrual loans.
(g)	Excludes satellite offices (e.g., drive-ups, electronic branches, retirement centers) that provide limited products and/or services.
(h)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2012	2011	2011	2011	2011
INCOME STATEMENT
Net interest income	$896	$904	$866	$848	$799
Noninterest income
Corporate service fees	202	230	153	197	187
Other	128	137	101	135	112

Noninterest income	330	367	254	332	299

Total revenue	1,226	1,271	1,120	1,180	1,098
Provision for credit losses (benefit)	19	(136)	11	31	(30)
Noninterest expense	463	494	448	443	445

Pretax earnings	744	913	661	706	683
Income taxes	274	337	242	258	251

Earnings	$470	$576	$419	$448	$432

AVERAGE BALANCE SHEET
Loans
Commercial	$42,919	$38,709	$36,353	$34,673	$33,194
Commercial real estate	14,388	13,903	13,670	13,839	14,347
Commercial - real estate related	4,971	4,463	3,741	3,494	3,463
Asset-based lending	9,266	8,893	8,472	7,961	7,370
Equipment lease financing	5,706	5,529	5,457	5,483	5,540

Total loans	77,250	71,497	67,693	65,450	63,914
Goodwill and other intangible assets	3,442	3,291	3,391	3,456	3,484
Loans held for sale	1,244	1,271	1,186	1,229	1,341
Other assets	10,960	10,111	9,629	8,877	8,241

Total assets	$92,896	$86,170	$81,899	$79,012	$76,980

Deposits
Noninterest-bearing demand	$37,225	$35,770	$32,631	$29,504	$27,843
Money market	13,872	13,385	13,522	12,643	12,131
Other	5,372	5,617	5,781	5,149	6,057

Total deposits	56,469	54,772	51,934	47,296	46,031
Other liabilities	15,987	14,095	14,094	12,871	12,205
Capital	8,537	8,256	7,992	7,928	7,858

Total liabilities and equity	$80,993	$77,123	$74,020	$68,095	$66,094

PERFORMANCE RATIOS
Return on average capital	22%	28%	21%	23%	22%
Return on average assets	2.03	2.65	2.03	2.27	2.28
Noninterest income to total revenue	27	29	23	28	27
Efficiency	38	39	40	38	41

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$267	$267	$268	$266	$266
Acquisitions/additions	10	12	8	13	10
Repayments/transfers	(9)	(12)	(9)	(11)	(10)

End of period	$268	$267	$267	$268	$266

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$311	$296	$298	$292	$301
Capital Markets	$156	$160	$158	$165	$139
Commercial mortgage loans held for sale (c)	$13	$38	$23	$23	$29
Commercial mortgage loan servicing income, net of amortization (d)	25	48	32	29	47
Commercial mortgage servicing rights (impairment)/recovery (e)	5	—	(82)	(40)	(35)

Total commercial mortgage banking activities	$43	$86	$(27)	$12	$41
Total loans (f)	$84,329	$73,417	$70,307	$66,142	$64,368
Net carrying amount of commercial mortgage servicing rights (f)	$428	$468	$482	$592	$645
Credit-related statistics:
Nonperforming assets (f)	$1,776	$1,889	$2,033	$2,260	$2,574
Purchased impaired loans (f) (g)	$1,177	$404	$472	$603	$659
Net charge-offs	$43	$43	$94	$85	$153

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts. Our first quarter 2012 10-Q will include additional information regarding these items.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization. Commercial mortgage servicing rights (impairment)/recovery is shown separately.
(e)	See note (a) on page 1.
(f)	Presented as of period end.
(g)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Asset Management Group (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2012	2011	2011	2011	2011
INCOME STATEMENT
Net interest income	$63	$61	$58	$59	$60
Noninterest income	168	161	159	167	162

Total revenue	231	222	217	226	222
Provision for credit losses (benefit)	10	10	(10)	(18)	(6)
Noninterest expense	176	184	175	168	160

Pretax earnings	45	28	52	76	68
Income taxes	17	11	19	28	25

Earnings	$28	$17	$33	$48	$43

AVERAGE BALANCE SHEET
Loans
Consumer	$4,183	$4,173	$4,134	$4,068	$4,054
Commercial and commercial real estate	1,126	1,193	1,223	1,289	1,503
Residential mortgage	692	696	705	711	715

Total loans	6,001	6,062	6,062	6,068	6,272
Goodwill and other intangible assets	345	349	356	365	374
Other assets	220	233	246	220	271

Total assets	$6,566	$6,644	$6,664	$6,653	$6,917

Deposits
Noninterest-bearing demand	$1,575	$1,305	$1,307	$1,061	$1,161
Interest-bearing demand	2,637	2,529	2,315	2,309	2,291
Money market	3,651	3,625	3,591	3,548	3,591

Total transaction deposits	7,863	7,459	7,213	6,918	7,043
CDs/IRAs/savings deposits	549	587	620	645	676

Total deposits	8,412	8,046	7,833	7,563	7,719
Other liabilities	71	78	76	71	69
Capital	347	355	345	353	344

Total liabilities and equity	$8,830	$8,479	$8,254	$7,987	$8,132

PERFORMANCE RATIOS
Return on average capital	32%	19%	38%	55%	51%
Return on average assets	1.72	1.02	1.96	2.89	2.52
Noninterest income to total revenue	73	73	73	74	73
Efficiency	76	83	81	74	72

OTHER INFORMATION
Total nonperforming assets (b)	$73	$60	$69	$69	$74
Purchased impaired loans (b) (c)	$126	$127	$134	$135	$143
Total net charge-offs (recoveries)	$2	$6	$5	$—	$(11)

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$104	$100	$95	$102	$102
Institutional	115	110	107	117	117

Total	$219	$210	$202	$219	$219

Asset Type
Equity	$119	$111	$104	$121	$120
Fixed income	66	66	66	65	64
Liquidity/Other	34	33	32	33	35

Total	$219	$210	$202	$219	$219

Discretionary assets under management
Personal	$73	$69	$65	$70	$71
Institutional	39	38	38	39	39

Total	$112	$107	$103	$109	$110

Asset Type
Equity	$58	$53	$49	$56	$57
Fixed income	38	38	38	37	36
Liquidity/Other	16	16	16	16	17

Total	$112	$107	$103	$109	$110

Nondiscretionary assets under administration
Personal	$31	$31	$30	$32	$31
Institutional	76	72	69	78	78

Total	$107	$103	$99	$110	$109

Asset Type
Equity	$61	$58	$55	$65	$63
Fixed income	28	28	28	28	28
Liquidity/Other	18	17	16	17	18

Total	$107	$103	$99	$110	$109

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Residential Mortgage Banking (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions, except as noted	2012	2011	2011	2011	2011
INCOME STATEMENT
Net interest income	$51	$52	$46	$47	$56
Noninterest income
Loan servicing revenue
Servicing fees	56	53	60	63	50
Net MSR hedging gains	71	35	69	52	64
Loan sales revenue	109	74	72	52	84
Other	5	5	5	5	4

Total noninterest income	241	167	206	172	202

Total revenue	292	219	252	219	258
Provision for credit losses (benefit)	(7)	(10)	15	(8)	8
Noninterest expense	203	317	203	140	137

Pretax earnings (loss)	96	(88)	34	87	113
Income taxes (benefit)	35	(27)	12	32	42

Earnings (loss)	$61	$(61)	$22	$55	$71

AVERAGE BALANCE SHEET
Portfolio loans	$2,922	$2,868	$2,777	$2,703	$2,734
Loans held for sale	1,675	1,409	1,301	1,464	1,802
Mortgage servicing rights (MSR)	645	701	851	1,027	1,048
Other assets	6,747	6,786	5,948	5,628	6,035

Total assets	$11,989	$11,764	$10,877	$10,822	$11,619

Deposits	$1,662	$1,756	$1,785	$1,569	$1,587
Borrowings and other liabilities	4,353	4,324	3,788	3,253	4,144
Capital	832	832	694	667	729

Total liabilities and equity	$6,847	$6,912	$6,267	$5,489	$6,460

PERFORMANCE RATIOS
Return on average capital	29%	(29)%	13%	33%	39%
Return on average assets	2.05	(2.06)	.80	2.04	2.48
Noninterest income to total revenue	83	76	82	79	78
Efficiency	70	145	81	64	53

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$118	$121	$125	$127	$125
Acquisitions	7	1			5
Additions	4	3	2	4	3
Repayments/transfers	(8)	(7)	(6)	(6)	(6)

End of period	$121	$118	$121	$125	$127

Servicing portfolio - third-party statistics: (b)
Fixed rate	91%	90%	90%	90%	90%
Adjustable rate/balloon	9%	10%	10%	10%	10%
Weighted-average interest rate	5.26%	5.38%	5.44%	5.49%	5.53%
MSR capitalized value (in billions)	$.7	$.7	$.7	$1.0	$1.1
MSR capitalization value (in basis points)	60	54	56	80	88
Weighted-average servicing fee (in basis points)	29	29	29	29	30

OTHER INFORMATION
Loan origination volume (in billions)	$3.4	$3.0	$2.6	$2.6	$3.2
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%
Refinance volume	82%	79%	69%	68%	85%
Total nonperforming assets (b)	$80	$76	$77	$65	$78
Purchased impaired loans (b) (c)	$100	$112	$132	$141	$158

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
Dollars in millions	2012	2011	2011	2011	2011
INCOME STATEMENT
Net interest income	$217	$192	$228	$257	$236
Noninterest income	(19)	15	10	13	9

Total revenue	198	207	238	270	245
Provision for credit losses	18	88	45	81	152
Noninterest expense	68	119	47	56	53

Pretax earnings	112	—	146	133	40
Income taxes	41	2	53	49	15

Earnings (loss)	$71	$(2)	$93	$84	$25

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$1,004	$1,030	$1,143	$1,363	$1,582
Lease financing	670	703	691	697	757

Total commercial lending	1,674	1,733	1,834	2,060	2,339

Consumer Lending:
Consumer	4,849	5,006	5,167	5,301	5,559
Residential real estate	6,046	5,937	6,116	6,265	6,332

Total consumer lending	10,895	10,943	11,283	11,566	11,891

Total portfolio loans	12,569	12,676	13,117	13,626	14,230
Other assets (b)	(445)	(368)	(402)	(256)	(109)

Total assets	$12,124	$12,308	$12,715	$13,370	$14,121

Deposits and other liabilities	$177	$85	$76	$137	$159
Capital	1,176	1,213	1,273	1,422	1,371

Total liabilities and equity	$1,353	$1,298	$1,349	$1,559	$1,530

PERFORMANCE RATIOS
Return on average capital	24%	(1)%	29%	24%	7%
Return on average assets	2.36	(.06)	2.90	2.52	.72

OTHER INFORMATION
Nonperforming assets (c)	$1,249	$1,024	$1,064	$1,087	$1,208
Purchased impaired loans (c) (d)	$6,097	$5,251	$5,390	$5,543	$5,685
Net charge-offs	$91	$77	$74	$96	$123
Annualized net charge-off ratio	2.91%	2.41%	2.24%	2.83%	3.51%

LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$1,104	$976	$1,077	$1,222	$1,474
Lease financing	671	670	701	701	695

Total commercial lending	1,775	1,646	1,778	1,923	2,169

Consumer Lending:
Consumer	4,751	4,930	5,066	5,240	5,381
Residential real estate	6,693	5,840	6,065	6,250	6,325

Total consumer lending	11,444	10,770	11,131	11,490	11,706

Total loans	$13,219	$12,416	$12,909	$13,413	$13,875

(a)	See note (a) on page 13.
(b)	Other assets were negative in the first quarter 2012 and each 2011 quarter due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

Loss Given Default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include non-accrual loans, certain non-accrual troubled debt restructured loans, OREO, foreclosed and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer (including loans and lines of credit secured by residential real estate), and residential real estate (including mortgages and construction) customers as well as certain non-accrual troubled debt restructured loans. Nonperforming loans do not include loans held for sale or OREO and foreclosed assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans through surrender or foreclosure. Foreclosed assets include all assets received in full or partial satisfaction of a loan and include real and personal property, equity interests in corporations, partnerships, joint ventures, and beneficial interests in trusts. Premises that are no longer used in operations may also be included in other real estate owned.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Probability of Default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

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Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.